UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual stockholders meeting on May 19, 2015 (the "Annual Meeting"), the stockholders of Denbury Resources Inc. (the "Company") voted to approve an amendment and restatement to the Company's 2004 Omnibus Stock and Incentive Plan (the "2004 Incentive Plan"). The 2004 Incentive Plan was amended and restated primarily to: (1) increase the number of shares that may be issued under the 2004 Incentive Plan by 3,000,000 shares; (2) allow for a broader range of awards to be granted in the future; (3) increase the limits on the number of shares and dollar amounts of awards which may be granted to certain executive officers during a calendar year; (4) introduce a limit on the size of awards which may be granted to non-employee directors during a calendar year; (5) update and conform to the marketplace the 2004 Incentive Plan terms (including various definitions such as that for "change of control"); (6) clarify the payment of dividend equivalents in connection with the payment of dividends; (7) update and expand the performance criteria upon which performance-based awards may be based; and (8) reflect certain administrative changes. The foregoing description of the 2004 Incentive Plan is qualified in its entirety by the full text of the 2004 Incentive Plan, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders of the Company considered and voted upon the four proposals listed below (the "Proposals"), each of which is more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2015. Holders of 309,260,136 shares of common stock of the Company, representing approximately 86.72% of the Company's issued and outstanding shares of common stock as of the March 24, 2015 record date, were present in person or by proxy at the Annual Meeting, and the final voting results with respect to each of the Proposals is set forth below.

Proposal 1: Election of directors. The Company's stockholders elected eight directors, each to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The results of the voting were as follows:

Name of Nominee	For	% of Voted	Withheld	Broker Non-Votes
Wieland F. Wettstein	271,552,184	96.90%	8,677,054	29,030,898
Michael B. Decker	274,560,271	97.98%	5,668,967	29,030,898
John P. Dielwart	276,874,511	98.80%	3,354,727	29,030,898
Gregory L. McMichael	275,638,468	98.36%	4,590,770	29,030,898
Kevin O. Meyers	264,939,820	94.54%	15,289,418	29,030,898
Phil Rykhoek	276,674,177	98.73%	3,555,061	29,030,898
Randy Stein	275,867,208	98.44%	4,362,030	29,030,898
Laura A. Sugg	276,607,937	98.71%	3,621,301	29,030,898

Proposal 2: Advisory vote to approve the Company's 2014 named executive officer compensation. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
264,483,287	94.38%	15,079,799	666,139	29,030,911

Proposal 3: Approval of the amendment and restatement of the 2004 Incentive Plan. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
274,377,689	97.91%	5,533,951	317,586	29,030,910

Proposal 4: Ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
305,874,714	98.91%	3,189,929	195,493	—

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*	Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 19, 2015.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 22, 2015	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 19, 2015.